Exhibit 99.1

Loxo Oncology Appoints Steve D. Harr, M.D., CFO of Juno Therapeutics, to Board of Directors

STAMFORD, Conn., November 9, 2016 — Loxo Oncology, Inc. (Nasdaq:LOXO), a biopharmaceutical company innovating the development of highly selective medicines for patients with genetically defined cancers, today announced the appointment of Steve D. Harr, M.D., to its board of directors. Dr. Harr is the chief financial officer and head of corporate development at Juno Therapeutics, a company developing novel cellular immunotherapies to treat cancer.

“We are thrilled to have Steve join our board of directors during this pivotal time for Loxo,” said Josh Bilenker, M.D., chief executive officer of Loxo Oncology. “Steve has a unique breadth and depth of experience in biotechnology and corporate finance. His perspectives will be incredibly valuable as we advance LOXO-101 through late-stage clinical development and generate initial clinical data for the LOXO-292 and LOXO-195 programs.”

“I am excited by the encouraging data for LOXO-101, the potential of the company’s early-stage pipeline and the management team’s rapid execution of its programs,” said Dr. Harr. “I’m passionate about the development of new cancer therapies that can make a meaningful difference for patients and see great promise in the company’s approach and commitment to improving patient outcomes.”

As CFO and head of corporate development at Juno, Dr. Harr leads the finance organization and corporate strategy. From May 2010 until joining Juno in April 2014, Dr. Harr was managing director and head of Biotechnology Investment Banking at Morgan Stanley. Prior to his investment banking role at Morgan Stanley, Dr. Harr was Morgan Stanley’s lead biotech research analyst and co-head of Global Healthcare Research. Dr. Harr received a B.A. in economics from College of the Holy Cross in 1993 and an M.D. from The Johns Hopkins University School of Medicine in 1998. Dr. Harr was a resident in internal medicine at the University of California, San Francisco from 1998 to 2000.  Dr. Harr is also a member of the board of directors of JW Therapeutics.

About Loxo Oncology

Loxo Oncology is a biopharmaceutical company innovating the development of highly selective medicines for patients with genetically defined cancers. Our pipeline focuses on cancers that are uniquely dependent on single gene abnormalities, such that a single drug has the potential to treat the cancer with dramatic effect. We believe that the most selective, purpose-built medicines have the highest probability of maximally inhibiting the intended target, thereby delivering best-in-class disease control and safety. Our management team seeks out experienced industry partners, world-class scientific advisors and innovative clinical-regulatory approaches to deliver new cancer therapies to patients as quickly and efficiently as possible. For more information, please visit the company’s website at www.loxooncology.com.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from what we expect. Examples of forward-looking statements include, among others, future results of data and company performance. Further information on potential risk factors that could affect our business and its financial results are detailed in our most recent Quarterly Report on Form 10-Q, and other reports as filed from time to time with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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Contacts for Loxo Oncology, Inc.

Company:
Jacob S. Van Naarden
Chief Business Officer

jake@loxooncology.com

Investors:

Peter Rahmer
The Trout Group, LLC
646-378-2973
prahmer@troutgroup.com

Media:

Dan Budwick
Pure Communications, Inc.
973-271-6085
dan@purecommunicationsinc.com